Exhibit 10.2

[BEACHBODY LOGO]

April 15, 2022

VIA EMAIL

PERSONAL & CONFIDENTIAL

Sue Collyns

Re: Separation and General Release Agreement

Dear Sue:

Based on your discussions with Carl Daikeler and Ben Van de Bunt on Thursday, April 14th, this letter is to confirm that, effective as of May 31, 2022 (the “Separation Date”), your employment with Beachbody, LLC and its parent, The Beachbody Company, Inc. (together, “Beachbody” or the “Company”) will be terminated by mutual agreement. All terms not defined herein shall have the same meaning given to them in your employment agreement with the Company, effective June 25, 2021 (“Employment Agreement”). Commencing on June 1, 2022, you will transition to be a consultant of the Company through May 31, 2023 and, during this period, you will provide consulting services to the Company (the “Consulting Services”), pursuant to an independent contractor agreement attached hereto to be signed by you and the Company.

Section 4 of your Employment Agreement (as revised by this letter) provides for certain severance payments if you are terminated without Cause by the Company, including (A) twelve (12) months of base salary, paid out over time (as set forth below) (the “Severance”); (B) Company-subsidized healthcare coverage at the same levels as in effect on the date of termination for twelve (12) months following the Separation Date; and (C) your Prorated Target Bonus from the beginning of the calendar year through the Separation Date (collectively, the “Severance Benefits”); provided, in each instance, you enter into the general release in substantially the form attached as Exhibit A to your Employment Agreement (and attached for your signature hereto as of the Separation Date) (the “Release”).

As such, if you remain in continued employment with the Company on the terms set forth herein through the Separation Date and execute (as of, and no sooner than, the Separation Date), do not revoke, and abide by the attached Release and the terms of this letter, (i) the Company will pay you the Severance Benefits, less applicable state and federal withholdings and any other withholdings required by law or authorized in writing by you, in accordance with the Employment Agreement; and (ii) each Company stock option held by you shall remain outstanding and eligible to vest based on your continued Consulting Services. With respect to the Severance, notwithstanding anything to the contrary in the Employment Agreement, the Company will pay to you Six Hundred Thousand Dollars (US$600,000) in installments to occur on regular payroll dates over a period of twelve (12) months from your Separation Date. These Severance payments will begin on the first payroll date that occurs following the date on which the Release becomes effective. For clarity, you will not be entitled to the accelerated vesting set forth in Section 4(b)(iv) of your Employment Agreement.

In addition, your Prorated Target Bonus shall be paid on the date on which annual bonuses are paid to the Company’s senior executives generally for the applicable year, but no later than March 15, 2023.

This also confirms that if you are insured under the Company’s group insurance plans, you and your eligible dependents will receive your COBRA notice under separate cover mailed directly to the residential address you have on file with Beachbody (if you need to update this address for yourself or your insured dependents, please let us know as soon as possible).

Your role as CFO and President will be transitioned by the Board as of May 10, 2022, unless otherwise determined by the Company in its sole discretion. It is our mutual expectation that you will continue to perform

April 15, 2022

all the roles of the Company’s CFO until that time, and then will serve in an advisory capacity to assist management, your successor and the finance team on a full time basis through the Separation Date. For the avoidance of doubt, from the date hereof through and including the Separation Date, you will continue to be paid your base salary as in effect on the date hereof.

In consideration of the Severance Benefits, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, you hereby acknowledge and agree that you shall continue to be bound by the Restrictive Covenants and Arbitration Agreement, in accordance with Sections 7 and 12(i) of the Employment Agreement, respectively, each of which shall (subject to their applicable terms and conditions) survive the termination of your employment and shall remain in full force and effect. Upon signing of this agreement and upon receipt of proper documentation showing attorneys’ fees incurred, the Company will make a one-time lump sum payment to you in the gross amount of up to $5,000 to reimburse Employee for out of pocket costs incurred to engage legal counsel for purposes of this agreement.

This letter will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. So that we may make the proper disclosures with the SEC and file our press release on a timely basis, please acknowledge your understanding and agreement of the matters by countersigning below by 1pm on Tuesday, April 19th, and do not hesitate to (or have your attorney) contact me if you have any questions or comments.

Sincerely,

/Blake T. Bilstad/

Blake T. Bilstad

Chief Legal Officer

Attachments:

Release

Independent Contractor Agreement

cc: Robin M. Schachter, Esq. (robin@rmschachterlaw.com)

Acknowledged and agreed:

__/Sue Collyns/_______________ ____/4/19/22/_______________

Sue Collyns Date

GENERAL RELEASE

1. Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of The Beachbody Company, Inc., a Delaware corporation (the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964; the Age Discrimination In Employment Act (“ADEA”); the Americans With Disabilities Act; the Older Workers’ Benefit Protection Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; and any federal, state or local laws of similar effect.

2. Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4(b) or 4(d) of that certain Employment Agreement, effective as of June 25, 2021, between the Company and the undersigned (the “Employment Agreement”), as modified by that certain Separation and General Release Agreement, dated as of April 15, 2022, between the Company and the undersigned, with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company or as a holder of any securities of the Company, (iii) with respect to Sections 2(b)(iv) or 4(a) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

THE UNDERSIGNED ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

3. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this agreement prevents the undersigned from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the undersigned has reason to believe is unlawful.

4. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this release with respect to a claim under the ADEA.

6. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7. OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

(i)

the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)

the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;

(iii)

the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)	the Company advises the undersigned to consult with an attorney prior to executing this Release;

(v)

the undersigned has been given at least 21 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the 21-day period; and

(vi)

the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to Blake Bilstad, via electronic mail at bbilstad@beachbody.com, on or before 5:00 p.m. Pacific time on the seventh day after this Release is executed by the undersigned.

8. Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

9. Governing Law. This Release is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, 2022.

Sue Collyns

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS INDEPENDENT CONTRACTOR SERVICES AGREEMENT (the “Agreement”) is entered into as of the 1st day of June, 2022 (the “Effective Date”) by and between Beachbody, LLC, a
Delaware limited liability company with its headquarters located at 400 Continental Blvd, Suite 400, El Segundo, CA 90245 (“Company” or “Beachbody”) and Sue Collyns, an individual (“Contractor”).

1.
Appointment.

(a)
Company hereby appoints Contractor on a non-exclusive basis in order to provide certain services for Beachbody (the “Services”) as set forth in each statement of work executed between the parties and that expressly states it is subject to the terms of this Agreement (each, a “Statement of Work”). Statement of Work No. 1 is attached hereto as Exhibit A. Contractor hereby accepts the foregoing appointment from Company and agrees to undertake its reasonable commercial efforts to fulfill the Services as set forth herein, including by such reasonable means as Contractor deems advisable, but at all times in accordance with the highest professional standards and any written or oral instructions given by Company from time-to-time. Contractor agrees not to delegate or assign its rights, duties or obligations set forth herein to any subcontractors, agents, or other representatives of Contractor unless pre-approved in writing by Company. If Contractor is granted access to any of Company’s facilities or its electronic systems, they will follow all of Company’s safety and security rules and will act and perform work in a professional and acceptable manner. If there is a conflict between the terms of this Agreement and a Statement of Work, the conflicting terms in the Statement of Work will control.

(b)
The parties hereto acknowledge and agree that, effective as of the Effective Date, that certain Employment Agreement, dated June 21, 2021, by and between Contractor and Company (the “Employment Agreement”) is terminated, except the respective rights and obligations of the parties under the Employment Agreement shall survive to the extent necessary for the intended preservation of such rights and obligations.

2. Compensation.

(a) Compensation. In consideration for the Services provided by Contractor, Company shall pay to Contractor the fees as set forth in the applicable Statement of Work (the “Compensation”). For any fees due as Contractor’s Compensation, Contractor shall provide Company a written invoice at the conclusion of each month, detailing the Compensation due in accordance with this Agreement for the prior monthly period. Company shall pay each undisputed invoice within thirty (30) days of its actual receipt of such invoice. If required as a matter of law, the parties agree to add an appropriate surcharge related to Contractor’s health insurance status under the Affordable Care Act and any related legislation and/or regulations. This surcharge will be reflected as a specific line item added to each Contractor invoice sent to the Company. Contractor is not eligible for health insurance and other benefits that Company provides to its employees, since Contractor’s relationship with Company is that of an independent contractor and not an employee. However, Contractor will be eligible for continued health benefits pursuant to COBRA as a former employee of Company. Contractor shall be considered in continuous service of the Company pursuant to this Agreement and , and any Time Vesting Awards (as defined in the Employment Agreement) held by Contractor as of the Effective Date shall continue to vest and become exercisable during the term of this Agreement based on Contractor’s continued service (rather than employment). Exercisability of any vested Time Vesting Awards shall continue for ninety (90) days after Contractor ceases to be a Service Provider under this Agreement (also in accordance with the Plan and the terms of the Time Vesting Awards).

(b) Contractor Expenses. Contractor agrees that unless pre-approved by Company in writing, all costs and expenses incurred by Contractor in connection with the performance of its Services hereunder shall be at Contractor’s own expense and without cost or charge to the Company. Contractor expressly understands and agrees that except as set forth in this Section 2, Contractor shall not be entitled to receive any other forms of payment, bonuses, benefits or compensation without Company’s prior written consent.

3. Representations, Warranties and Covenants.

(a) Contractor. Contractor represents, warrants and covenants that: (i) all of the Services will be performed and rendered using sound, professional practices and in a competent and professional manner; (ii) the Services and Deliverables created or provided by Contractor (including, without limitation, any materials developed by Contractor) shall be unique, proprietary and not infringe any intellectual property, personal, or other proprietary rights of any third party; (iii) Contractor has the full authority to enter into this Agreement; Contractor has the right to grant the rights set forth in this Agreement and entering into this Agreement does not violate or conflict with any prior agreements with or other obligations to any third parties; (iv) Contractor is the owner of or otherwise has the right to use and distribute all materials and any third party products used by Contractor or provided to Company in connection with providing the Services to Company; (v) Contractor will comply with all applicable international, federal, state and local laws in the performance of this Agreement; and (vi) Contractor has not engaged in any activity, made any commitment, or entered into any agreement inconsistent or in derogation of the rights granted in this Agreement, and it will not engage in any activity, make any commitment or enter into any agreement inconsistent or in derogation of the rights granted in this Agreement. Additionally, Company is committed to operating its business in an ethical manner that benefits our customers and communities. Company therefore expects our vendors and suppliers to maintain high standards in line with these standards and have detailed these expectations in Company’s Supplier Code (https://www.beachbody.com/product/about_us/supplier_code.do). Contractor understands that compliance with this Supplier Code is expressly integrated into this Agreement, and any breach of the Supplier Code will be deemed a material breach of this Agreement.

(b) Company. Company represents, warrants and covenants that: (i) it has the full authority to enter into this Agreement, it has the right to grant the rights set forth in this Agreement and that entering into this Agreement does not violate or conflict with any prior agreements with or other obligations to any third parties; and (ii) it has not engaged in any activity, made any commitment, or entered into any agreement inconsistent or in derogation of the rights granted in this Agreement, and that it will not engage in any activity, make any commitment or enter into any agreement inconsistent or in derogation of the rights granted in this Agreement.

4. Confidential Information.

(a) Definitions. “Proprietary Information” is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of Company, which was produced or acquired by Company. All Proprietary Information not generally known outside of Company’s organization, and all Proprietary Information so known only through improper means, shall be deemed “Confidential Information.” By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to, Company’s:

i. information about customers, contracts, sales, distributors, suppliers, costs, profits, gross margins, and, generally, Company’s goodwill with its customers;

ii. business, marketing, and strategic plans;

iii. forecasts, unpublished financial information, budgets, profit and loss information, projections, and customer identities, characteristics and agreements;

iv. formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

v. employee personnel files and compensation information; and

vi. compilations or lists containing any of the above.

Confidential Information is to be broadly defined, and includes, without limitation, all information that has or could have commercial value or other utility in the business in which Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of Company, whether or not such information is identified as Confidential Information by Company. This obligation does not apply to information that is already in the public domain through no breach of confidentiality or that is required to be disclosed pursuant to applicable law, court order, judicial proceeding, information that is disclosed to the public through no fault of recipient or its agents acting on its behalf hereunder, information that is disclosed to Contractor by a third party not under confidentiality obligation or is independently developed without use of Company’s Confidential Information.

(b) Existence of Confidential Information. Company owns and has developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and other Confidential Information which have great value to its business. This Confidential Information includes not only information disclosed by Company to Contractor, but also information developed or learned by Contractor during the course of its association with Company.

(c) Protection of Confidential Information. Contractor will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in regard to duties that arise in connection with Contractor’s association with Company, any of Company’s Confidential Information, either during or after Contractor’s association with Company. Contractor acknowledges that it is aware that the unauthorized disclosure of Confidential Information of Company may be highly prejudicial to Company’s interests, an invasion of privacy, and an improper disclosure of trade secrets.

(d) Delivery of Confidential Information. Upon request or when Contractor’s association with Company ends, Contractor will immediately deliver to Company all copies of any and all materials and writings received from, created for, or belonging to Company including, but not limited to, those which relate to or contain Confidential Information.

(e) Prior Actions and Knowledge. Contractor represents and warrants that from the time of its first contact with Company through the start of its association with Company, it has held in strict confidence all Confidential Information and has not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

(f) Third-Party Information. Contractor acknowledges that Company has received and in the future will receive from third parties their confidential information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Contractor agrees that, during its association with Company and thereafter, it will hold all such confidential information in the strictest confidence and will not disclose or use it, except as necessary to perform its obligations hereunder and as is consistent with Company’s agreement with such third parties or applicable law.

(g) Third Parties. Contractor will not disclose to Company or use on its behalf any confidential information belonging to others (except for appropriate third party information under Section 4 (f) above) and Contractor will not bring onto the premises of Company any confidential information belonging to any such party unless consented to in writing by such party.

(h) Public Announcement. Contractor agrees that, unless approved by Company in advance, Contractor shall not make any public announcement, issue any press release or other publicity or confirm any statements by third parties concerning the transactions contemplated hereby or Contractor’s rights or obligations hereunder, except as otherwise required by law.

(i) Exceptions. Notwithstanding anything in this Agreement or the Restrictive Covenants (as defined in the Employment Agreement) to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), (1) Contractor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) Contractor acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Contractor is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, Contractor shall notify Company as soon as reasonably practicable after receiving any such request of the anticipated testimony. Nothing in this Agreement prevents Contractor from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the undersigned has reason to believe is unlawful.

5. Ownership. Company Materials. Contractor acknowledges that Company is and at all times will be the sole owner of: (i) all trademarks, trade names, logos, symbols, other indicia of origin, designs, patents, advertising and promotional materials, other copyright protected materials, inventions, trade secrets, and other intellectual property or proprietary information Company owns and/or uses on or in connection with its products, services and/or business, and (ii) the Deliverables (defined below), financial information, data, requirements, records, information or materials of Company and/or its agents or affiliates (including contracts, documents, distributor and affiliate information, content, and other materials) that Contractor has had or may have access to during this Agreement or otherwise (collectively, “Company Materials”). Contractor agrees that: (iii) it will do nothing inconsistent with Company’s sole and exclusive ownership of the Company Materials; (iv) it will provide adequate security measures and safeguards to ensure there is no destruction, loss or disclosure of any Company Materials; and (v) it will in no manner use, alter, modify, store, transmit, display, make derivative works of, or in any other manner exploit any Company Materials (including without limitation any Company names, slogans or trademarks) except as expressly authorized herein, or in any manner following expiration or termination of this Agreement. Contractor agrees that it gains no rights or interest whatsoever in or to any Company Materials and/or any goodwill associated therewith.

(b) Works for Hire. It is the intent of the parties that Company own all right, title, and interest in and to the Services, including any information, plans, designs, creations, inventions, files, content, code, documentation, Intellectual Property or other materials provided by Company or created or provided by Contractor in fulfillment of this Agreement (“Deliverables”). To the fullest extent permitted by applicable law, all of the Deliverables developed and provided by Contractor, including as arising from or related to the Services, shall constitute a “Work for Hire” under Section 201 of Title 17 of the United States Code, and Company shall own all right, title, and interest in and to such Deliverables. In the event that any Deliverables are deemed by a court of competent jurisdiction not to be a Work for Hire, this Agreement shall operate as an irrevocable assignment by Contractor to Company of all right, title, and interest in and to such Deliverables, and/or its license(s) thereto. Contractor will not grant, nor claim for itself or other affiliated entities, independent contractors, employees, or other third parties, either expressly or impliedly, any rights, title, interest, or licenses to the Deliverables. Contractor further waives any claims of “moral rights” in the Deliverables. Contractor agrees to execute any documents and other papers and perform any further acts as may be reasonably required or desirable to carry out the provisions of this section, including, without limitation, the execution and delivery of any additional bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance, transfer and assignment. If Contractor fails or refuses to execute and deliver any such separate assignments or any such additional documents or instruments implementing such intellectual property rights set forth herein within thirty (30) days after Company’s written request therefor, Company shall have and is hereby granted the right and authority to execute the same in Contractor’s name, place and stead and as Contractor’s attorney-in-fact for such purposes, which power is coupled with an interest and is irrevocable.

6. Term and Termination. The term of this Agreement shall commence as of the Effective Date and shall continue until the Services are completed or earlier terminated: (a) by both parties in writing; or (b) by Contractor if Company fails to pay any amounts due under this Agreement as set forth in Section 2 above, and such default is not cured within thirty (30) days after Company receives written notice of the default from Contractor. Upon expiration or termination of this Agreement: (i) Contractor shall immediately, as directed by Company, return all Confidential Information and Company Materials in its possession to Company; (ii) Contractor shall promptly provide to Company any Deliverables, materials, and documentation necessary to fulfill the assignment set forth in Section 5; and (iii) Company shall pay to Contractor any and all amounts due for any completed Services. Sections 3, 4, 5, 6, 7 and 8 shall survive termination, regardless of cause, or expiration of this Agreement.

7. Indemnification; Limitations of Liability; Breach.

(a) Contractor Indemnification. Contractor agrees to indemnify, hold harmless and defend Company, its officers, directors, shareholders, employees, affiliates, representatives, agents, attorneys, licensees, distributors, successors and assigns from and against any and all losses, costs, damages, claims, suits, actions, judgments, demands, obligations, debts, liabilities, agreements and expenses whatsoever (including, without limitation, reasonable attorneys’ fees, court costs and reasonable investigation expenses) (“Claims”) arising out of or related to: (i) any breach by Contractor of its duties, representations, warranties and covenants or any other breach of this Agreement; (ii) any Claims relating to any Services, or any Deliverables developed, created, or provided by Contractor, or any individual product, service, or any other element created or provided by Contractor (but expressly excluding any materials provided to Contractor by Company).

(b) Company Indemnification. Company agrees to indemnify, advance expenses, hold harmless and defend Contractor from and against any and all Claims arising out of or related to: (i) any breach by Company of its duties, representations, warranties and covenants or any other breach of this Agreement; (ii) any Claims relating to any materials provided to Contractor by Company, including any breach of any third party’s intellectual property, personal, or any other proprietary rights (unless the Claim arises from any modification by Contractor to any Company-provided materials and the Claim would not have arisen but for such modification).

(c) Limitations of Liability. COMPANY SHALL NOT HAVE ANY LIABILITY TO CONTRACTOR OR TO ANY THIRD PARTY, FOR ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR SPECULATIVE DAMAGES BASED UPON A CLAIM OF ANY TYPE OR NATURE (INCLUDING BUT NOT LIMITED TO CONTRACT, TORT INCLUDING NEGLIGENCE, WARRANTY OR STRICT LIABILITY), OR CLAIMS ARISING FROM THE TERMINATION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF INCOME, PROFITS OR USE, BUSINESS INTERRUPTION, OR LOSS OF GOODWILL, IRRESPECTIVE OF WHETHER COMPANY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

(d) Breach. Contractor acknowledges and agrees that if Company fails to make any of the payments to Contractor provided for herein, or if Company breaches any other covenant or condition hereof, Contractor’s sole remedy will be an action at law to recover such payment and/or monetary damages. In no event will Contractor have a right to seek injunctive or other equitable relief with respect to any Deliverables, products, services or materials arising from or related to Contractor’s Services provided hereunder. Company shall not be deemed in breach of this Agreement unless and until Contractor has given Company written notice of any alleged breach by Company and Company has failed to cure or commence to cure such alleged breach within a period of thirty (30) days after its actual receipt of such written notice.

8. Additional Covenants and Representations.

(a) Restrictive Covenants. Contractor hereby acknowledges and agrees that Contractor shall continue to be bound by the Restrictive Covenants, as defined in and in accordance with Section 7 of the Employment Agreement, which shall (subject to their applicable terms and conditions) survive the termination of the Employment Agreement and this Agreement and shall remain in full force and effect.

(b) Competitive Activities. Contractor, during the term of this Agreement, will provide the Company with at least ten (10) business days advance written notice before directly or indirectly, in any individual or representative capacity, engaging or participating in or providing services to any business that is competitive with the types and kinds of business being conducted by the Company. If the Company objects to such services, the parties agree to negotiate in good faith to address the Company’s concerns, but the Company will not unreasonably withhold its consent to such services.

(c) Solicitation of Employment. Because of the trade secret subject matter of the Company’s business, Contractor agrees that it will not solicit the services of any of the employees, consultants, suppliers or customers of the Company during the term of this Agreement and for a period of six (6) months thereafter.

(d) Non-disparagement. During the term of this Agreement and for a period of three (3) years thereafter, Contractor agrees not to disparage or harm the Company or its products, services, agents, representatives, directors, officers, stockholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement (through any medium, including, but not limited to, the press or other media, social media, the internet (whether anonymous or not) or any other form of communication). Nothing in this Agreement is intended to suppress or limit Contractor’s right to testify in any administrative, legislative or judicial forum about alleged criminal conduct or sexual harassment, or to prevent the disclosure of factual information related to claims filed in a civil or administrative action regarding sexual assault, sexual harassment or other forms of sex-based workplace harassment, discrimination or retaliation, to the extent such communications are expressly protected under California law. During the term of this Agreement and for a period of three (3) years thereafter, the Company will instruct the members of the Board of Directors and the executive officers of the Company not to make any written or oral statements (through any medium, including, but not limited to, the press or other media, social media, the internet (whether anonymous or not) or any other form of communication) that disparage or harm the Contractor.

(e) Active Business. Contractor represents and warrants that Contractor maintains an active consulting business such that (1) Contractor is not limited to having Company as Contractor’s sole client and, (2) Contractor is not financially dependent on Company. Contractor also represents and warrants that it maintains an active business license in the appropriate jurisdiction(s).

(f) Harassment, Discrimination, and Retaliation Prevention Policy. Contractor understands and agrees, and agrees to instruct any individual assigned to perform Services under this Agreement, that Company does not tolerate discrimination against or the harassment of individuals on the basis of sex/gender, race, color, ancestry, religion, citizenship, gender identity, gender expression, transgender status, sexual orientation, marital status, national origin, age, military or veteran status, mental or physical disability, medical condition (including pregnancy, childbirth or related medical conditions), genetic information or any other basis protected by applicable federal, state or local laws. All such discrimination and harassment is prohibited. It also prohibits discrimination or harassment based on the perception that anyone has any of those characteristics or is associated with a person who has or is perceived as having any of those characteristics.

9. General.

(a) Independent Contractors. It is expressly agreed and intended that each party hereto shall remain a separate legal entity from the other and each shall be an independent contractor responsible only for such party’s own actions. Nothing contained in this Agreement shall be construed as establishing an employer/employee, partnership, agency or joint venture relationship between the parties hereto. Contractor shall not have, or represent itself as having, the authority to bind or commit Company in any way, or to incur any liability in the name of or on behalf of Company. Contractor shall be solely responsible for payment of all of Contractor’s own taxes on compensation received by Contractor under or relating to this Agreement. Except as expressly contemplated by this Agreement, Company shall not be obligated to (a) pay on the account of Contractor any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of Contractor for income tax purposes or (c) provide Contractor with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance. Contractor also will take all necessary steps to ensure that it acts as an independent contractor rather than an employee, including taking such actions as procuring any appropriate business or professional license, establishing tax identification numbers and paying for any costs associated with such licensing and tax status. The Company does not seek to engage Contractor in an exclusive relationship and is aware that Contractor is free to do work for other organizations.

(b) Severability; Waiver. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties hereby agree, however, to agree upon an equitable amendment of this Agreement if a substantive provision is affected. The waiver by any party hereto of any breach or default shall not constitute a waiver of any different or subsequent breach or default. No waiver of any provision of this Agreement shall be effective unless stated in writing and signed by authorized members of all parties.

(c) Notices. All notices, requests, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by facsimile transmission; provided that if sent by facsimile transmission, a copy is also sent by certified mail, return receipt requested, postage prepaid, (ii) on the next day if delivered by overnight mail or courier, or (iii) three (3) business days after the date of deposit in the mails if being sent by certified mail, return receipt requested, postage prepaid, to the parties at their addresses as set forth at the beginning of this Agreement with a copy to Company’s Chief Legal Officer. Any of the parties to this Agreement may from time to time change such party’s address for receiving notice by giving written notice thereof in the manner set forth above.

(d) Attorneys’ Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party’s reasonable costs and attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(e) Additional Documents; Cooperation. Each of the parties agrees to execute any and all additional documents or instruments, to cooperate with the other party and to do any and all things necessary or desirable to effectuate the purposes of this Agreement.

(f) No Adverse Construction. The rule that an agreement is to be construed against the party drafting the agreement is hereby waived by the parties hereto and shall have no applicability in construing this Agreement or the terms of this Agreement. Each of the parties acknowledges that it had the right and opportunity to seek independent legal counsel of its own choosing in connection with the execution of this Agreement, and each of the parties represents that it has either done so or that it has voluntarily declined to do so, free from coercion, duress or fraud.

(g) Injunctive Relief. Contractor expressly acknowledges that in the event of the breach by Contractor of any material term, condition, covenant, warranty or representation herein contained, Company may be caused irreparable harm for which the remedy at law is inadequate. Accordingly, Company shall be entitled to seek preliminary and permanent injunctive relief (mandatory or otherwise) in addition to damages, to enforce the provisions of this Agreement, and any other equitable relief which Company deems appropriate.

(h) Assignment. Company shall have the right to assign, license or sublicense any of its rights or obligations in full or in part to any third party; provided that any assignee shall assume Company’s obligations hereunder in writing. Contractor shall not have the right to assign any of Contractor’s rights or obligations to any third party without the prior written consent of Company.

(i) Governing Law; Arbitration. This Agreement shall be governed by and construed under the laws of the State of California without reference to conflict of laws principles. Section 12(i) of the Employment Agreement is hereby incorporated by reference in its entirety, mutatis mutandis.

(j) Counterparts; Entire Agreement. This Agreement may be executed in one or more identical counterparts, including via facsimile, each of which will be deemed to be an original and, which taken together, shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. This Agreement constitutes the complete and exclusive statement of the agreement between the parties relating to the subject matter hereof, and all provisions representations, discussions, and writings are merged in, and superseded by, this Agreement. This Agreement may be modified only by a subsequent writing signed by both parties. This Agreement shall prevail over any additional, conflicting, or inconsistent terms and conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Independent Contractor Services Agreement as of the Effective Date.

BEACHBODY, LLC SUE COLLYNS

“Company” or “Beachbody” “Contractor”

Signed: /Blake T. Bilstad/ Signed: /Sue Collyns/

Print Name: Blake T. Bilstad Date:: /4/19/22/

Title: Chief Legal Officer & Corp. Secretary

Date: /April 19, 2022/

EXHIBIT A

STATEMENT OF WORK NO. 1

This STATEMENT OF WORK NO. 1 (“SOW”) is entered into as of June 1, 2022 (the “SOW Effective Date”) and is pursuant to and in accordance with the Independent Contractor Services Agreement, dated of even date herewith (the “Agreement”), between Beachbody, LLC (“Beachbody” or “Company”), and Sue Collyns (“Contractor”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. In the event of a conflict between this SOW and the Agreement, the terms of this SOW shall control.

1.
Points Of Contact.
A.
Contractor Contact. Sue Collyns in her personal capacity
B.
Beachbody Point of Contact. Marc Suidan
C.
Billing. Department Billing Codes: Department: Finance
2.
Period Of Performance. Start date: June 1, 2022

End date: May 31, 2023 (unless terminated earlier in accordance herewith, the inclusive period between the start date and end date shall constitute the “Term”)

3.
Services. The Contractor will provide the following Services and Deliverables:
A.
Support the Finance Department at the sole direction of Marc Suidan for specific questions and transition assistance that would not constitute more than forty (40) hours of billable work in the aggregate during the Term.
B.
Cooperate and appear for any legal matters, internal investigations, and/or any administrative, regulatory, judicial or other legal proceeding in connection with Contractor’s prior service as Chief Financial Officer and President of the Company
4.
Compensation.
A.
Fees. Contractor shall receive a single upfront payment of $10,000 for payment for Services during the Term.

B.
Expenses. Beachbody will reimburse Contractor for reasonable expenses as pre-approved in writing and in accordance with Beachbody’s Consultant/Vendor Travel Policy. There are no reimbursable expenses anticipated for this SOW.
C.
Total Compensation. Total Compensation in this SOW, including any and all reimbursable expenses, will not exceed ten thousand dollars ($10,000.00).
D.
Invoicing Terms. Contractor will invoice Beachbody on a monthly basis as outlined herein, including any approved reimbursable expenses. All undisputed invoices are payable Net 30 from the date of Beachbody’s receipt of the invoice. All invoices will identify any Billing Codes outlined in Section 1 herein and be submitted digitally to beachbodyupload@iqbackoffice.com with a copy to the Beachbody Point of Contact msuidan@beachbody.com.

5.
Counterparts; Entire Agreement. This SOW may be executed in one or more identical counterparts, including via PDF, each of which will be deemed to be an original and, which taken together, shall be deemed to constitute the SOW when a duly authorized representative of each party has signed a counterpart. This SOW may be modified only by a formal amendment in writing signed by authorized representatives of each party. This SOW along with the Agreement contains the entire agreement between the parties, and supersedes all prior agreements, representations and understandings of the parties, whether written or oral, relating to the subject matter hereof. This SOW shall prevail over any conflicting or inconsistent terms and conditions or language in any confirmations, quotes, invoices, online terms and conditions, click through terms or agreements, or the like.

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this SOW as of the SOW Effective Date.

BEACHBODY, LLC SUE COLLYNS

“Company” or “Beachbody” “Contractor”

Signed: /Blake T. Bilstad/ Signed: /Sue Collyns/

Print Name: Blake T. Bilstad Date:: /4/19/22/

Title: Chief Legal Officer & Corp. Secretary

Date: /April 19, 2022/